RESTAURANT ACQUISITON PARTNERS, INC.

5950 Hazeltine National Drive	June 19, 2008
Suite 290	OTCBB: RAQP.OB
Orlando, FL 32822	RAQPW.OB

RESTAURANT ACQUISITION PARTNERS, INC. TO MERGE WITH
OREGANO’S PIZZA BISTRO, INC.TM

Orlando, Florida, June 19, 2008 -- Restaurant Acquisition Partners, Inc. (“Restaurant Acquisition”) (OTCBB:RAQP.OB, RAQPW.OB) announced today that it has entered into definitive agreements to merge with privately held Oregano’s Pizza Bistro, Inc. (“Oregano’s”)TM. Oregano’s is a full service casual Italian bistro restaurant chain featuring a moderately priced menu specializing in Chicago-style thin crust and stuffed pizzas, and unique recipes for pasta, sandwiches and salads. Oregano’s currently owns and operates eight Arizona locations and three additional Arizona units currently in development. The combination includes the real property associated with five operating restaurants and one in development. Upon consummation of the merger, Restaurant Acquisition will change its name to “Oregano’s Pizza Bistro, Inc.”

Under the terms of the definitive agreements, Oregano’s sole shareholder will receive estimated consideration of approximately $25.5 million, of which approximately $9.2 million relates to the acquired real estate. The consideration will consist of Restaurant Acquisition common stock of approximately $7.75 million and approximately $17.75 million cash. The transaction consideration will be reduced for certain transaction expenses and will be subject to working capital and other adjustments (including for actual adjusted EBITDA for the twelve months ending August 31, 2008, capital expenditures incurred to date for the restaurants in development and certain indebtedness). As part of the transaction consideration, Restaurant Acquisition may also be required to pay certain contingent consideration on the terms specified in the definitive agreements.

To fund the transaction and provide capital for future growth, Restaurant Acquisition plans to use approximately $18.45 million of cash currently held in trust (after payment of deferred underwriting fees) and to raise about $5 million in debt.

“In our 15 year history, Oregano’s has had remarkable success due to our great tasting food based on my family recipes, our great value, our loyal customer base, a dining atmosphere perceived by our customers as ‘hip’ and ‘fun’ and our deserved reputation for exceptional hospitality and guest service. Now, with the addition of the Restaurant Acquisition Partners’ expertise in growing and franchising restaurants and the infusion of capital for development, we have the opportunity to take full advantage of our expansion potential including penetration of new markets,” said Mark S. Russell, creator and founder of Oregano’s.

Christopher Thomas, President and CEO of Restaurant Acquisition said, “Oregano’s clearly meets the acquisition criteria established when we founded Restaurant Acquisition Partners, Inc. It is an emerging restaurant brand with a strong market positioning, customer appeal and marketability, a proven success with escalating year over same store sales, strong restaurant level economics and a clear ability to grow in both in both company and franchise restaurants.”

Thomas added, “Our merger with Oregano’s will produce a powerful partnership and will offer shareholders an outstanding growth opportunity based on the proven success of the Oregano’s concept even in recent economic times. Same store sales have been up every year for the last five years, including 2007 and the first quarter of 2008, illustrating the strength of the concept created and executed by Mark S. Russell and his management team. For the fiscal year ended 2007, Oregano’s generated revenues of approximately $23 million and same store sales growth of 4.6%. For year-to-date through May, same store sales are continuing up at more than 4% year over year, continuing the trend of same store sales growth of 4% or more over the last five years.”

Thomas added that the current Oregano’s management team will remain in place after the business combination. Management expects the expanded Board of Directors will include existing Restaurant Acquisition board members Christopher R. Thomas, John M. Creed, Clyde E. Culp III, and William O. Fleischman, CEO of WOF Investments in Los Angeles, Mark S. Russell, and Lee Cohn, an experienced multi-unit Phoenix-based restaurateur.

The transaction is expected to close in the fourth quarter of 2008 and is subject to customary closing conditions, including a condition of approval of the definitive agreements by holders of a majority of the outstanding common stock of Restaurant Acquisition, excluding shares held by its founders. In addition, the closing is conditioned on holders of less than 20% of Restaurant Acquisition common stock voting against the acquisition and electing to convert their Restaurant Acquisition common stock into cash, as permitted by Restaurant Acquisition’s certificate of incorporation. Restaurant Acquisition will be filing with the Securities and Exchange Commission (“SEC”) an investor presentation regarding the proposed business combination that will be used in connection with stockholder meetings which will be conducted by members of the Restaurant Acquisition’s and Oregano’s management teams in the near future.

About Restaurant Acquisition Partners, Inc.
Restaurant Acquisition Partners, Inc. is a blank check company that was formed on October 3, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the restaurant industry. On December 15, 2006, Restaurant Acquisition consummated its initial public offering of 3,333,333 Units at $6.00 per share generating gross proceeds of $20.0 million. Of such gross proceeds of $20.0 million, as well as a private placement of $960,000 consisting of 1,500,000 warrants at .64 per warrant to certain insiders of the Company, $19.5 million was placed in trust. Restaurant Acquisition common stock and warrants trades on the OTC Bulletin Board under the symbols RAQP.OB and RAQPW.OB, respectively.

Additional Information about the Merger and Where to Find It
This communication is being made in respect of the proposed business combination transaction between Restaurant Acquisition and Oregano’s, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Restaurant Acquisition’s stockholders to be held to approve the proposed business combination. Restaurant Acquisition plans to file a Proxy Statement with the SEC in connection with the business combination, and Restaurant Acquisition expects to mail a definitive Proxy Statement to stockholders of Restaurant Acquisition concerning the proposed business combination transaction as of a record date to be established for voting on the business combination. INVESTORS AND SECURITY HOLDERS OF RESTAURANT ACQUISITION ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RESTAURANT ACQUISITION, OREGANO’S, THE BUSINESS COMBINATION AND RELATED MATTERS.

Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site at: www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Restaurant Acquisition by directing a written request to: Restaurant Acquisition Partners, Inc., 5950 Hazeltine National Drive, Suite 290, Orlando, Florida, 32822. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the business combination. In addition to the Proxy Statement, Restaurant Acquisition files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Restaurant Acquisition at the SEC public reference room at: 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at: 1-800-SEC-0330 for further information on the public reference room. Restaurant Acquisition’s filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s web site at: www.sec.gov .

Safe Harbor Statement
Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to, statements as to the expected benefits of the combination of the two companies, and timing of closing, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “plan,” “intend,” “estimate,” “anticipate,” “will,” “guidance,” “forecast,” “outlook” and similar expressions identify some, but not all, of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the satisfaction of certain conditions to closing of the proposed merger, including the risk that stockholder approval might not be obtained in a timely manner or at all, the ability to successfully integrate the two companies and achieve expected synergies following the merger, the ability of the combined company to successfully acquire, integrate and operate new locations or changes affecting the businesses in which Oregano’s is engaged, restaurant industry trends, including factors affecting supply and demand, dependence on acquisitions for growth, labor and personnel relations, margin pressures, control of costs and expenses, changing interpretations of generally accepted accounting principles and other risks detailed from time to time in the SEC reports of Restaurant Acquisition. These forward looking statements speak only as of the date hereof.

FOR FURTHER INFORMATION:

Christopher R. Thomas
407.240.9190

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